                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated March 3, 2000 and to all references to our Firm included in or made a part of this Registration Statement No. 333-33750.


                                          /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 18, 2000